UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   October 17, 2008

EMTA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136583	41-2145746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7430 E. Butherus, Suite C, Scottsdale, AZ		85260
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(480) 222-6222

Not Applicable
(Former name or former address, if changed since last report)

Copies to:

Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 17, 2008, EMTA Holdings, Inc. (the “Company”) and its wholly owned subsidiary ATME Acquisitions, Inc. (“ATME”) entered into an agreement (the “Agreement”) with Cliff Blake, the majority shareholder, shareholder representative for the minority shareholders and CEO of Easy Staffing Solutions, Inc. (“ESSI”), providing for the sale by the shareholders of ESSI of all of the issued and outstanding shares of ESSI to the Company.

The transaction will take place as an acquisition by a wholly owned subsidiary of the Company.  Consideration will consist of the issuance by the Company of 12,500,000 shares of its common stock, the assumption by ATME of debt in the approximate amount of $8,900,000, and cash in the amount $1,575,000, which amount is payable in four equal annual installments.  Completion of the transaction is scheduled to take place no later than January 15, 2009. The Company will enter into employment agreement with Cliff Blake.

Pursuant to the terms of the Agreement, control of ESSI is deemed to have been assumed by ATME as of October 17, 2008, the execution date of the Agreement.

ESSI is an employee staffing company based in Scottsdale, Arizona.  ESSI and its subsidiaries operate in a number of states including Arizona, California, Florida, Illinois, Pennsylvania, Texas, and Utah, providing long term staffing, temporary staffing, and related services with more than 5,000 employees.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, audited financial statements of ESSI will be filed not later than 75 days following the completion of the acquisition as required under the applicable rules.

(b)	Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, pro forma financial statements of the Registrant giving effect to the acquisition of ESSI will be filed not later than 75 days following the completion of the acquisition as required under the applicable rules.

Exhibit Index

10.1	Letter of Intent dated October 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   October 22, 2008

EMTA HOLDINGS, INC.

By:	/s/ Edmond L. Lonergan

Edmond L. Lonergan
President - Chief Executive Officer